UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SEACOAST BANKING CORPORATION OF FLORIDA

(Name of Registrant as Specified in its Charter)

_________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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On May 13, 2016, Seacoast Banking Corporation of Florida (“Seacoast”) sent the following letter to CapGen Financial Group.

May 13, 2016

VIA EMAIL AND CERTIFIED MAIL

Mr. John P. Sullivan

Managing Director

CapGen Financial

120 West 45th Street, Suite 1010

New York, NY 10036

Dear John,

On behalf of our Board of Directors, I am writing to respond to your letter of May 10.

We agree that Seacoast’s top priority is to drive value-creation for our investors. To that end, Seacoast’s execution of its balanced growth strategy, which combines investments in our digital transformation to power organic growth, strategic transactions, and prudent controls to de-risk our balance sheet, have enabled us to create substantial value for all shareholders.

•	Our organic net household growth exceeded 5% over the past year.
•	Our organic deposit and loan CAGR exceeded 8.8% and 13.3%, respectively, over the past two years.
•	Our well-integrated acquisitions and strong organic loan growth, have grown the size of our balance sheet by 73% to over $4.0 billion in just two years while our digital transformation enabled us to do so adding very few branches.
•	Our acquisitions are producing better growth than modeled, which together with our digital transformation is enabling rapid improvement in operating leverage.

These improvements and many others are driving exceptional returns for all shareholders, which continues to be our focus.

•	Seacoast’s shares have significantly outperformed the KBW Bank Index over a one, three and five year basis by 21%, 37% and 53%, respectively.
•	Seacoast’s shares have outperformed the S&P 500 over a one, three and five year basis by 12%, 25% and 32%, respectively.

As you know, we are well on our way to achieving our 2016 goal of adjusted diluted earnings per share of $1.00, which in the short-term takes Seacoast to the very target that you’ve suggested is required for your continued support. We believe this is only the beginning, and we expect to continue to achieve robust earnings growth well beyond this year.

Seacoast’s governance record is strong and our five director nominees in 2016 are highly qualified. Since 2012, we have actively recruited seven new talented individuals to our Board with significant retail banking, corporate governance, operations, capital markets, technology and consulting experience, skillsets needed to help navigate the changing environment impacting community banking. Upon Mr. Huval’s appointment to the Board this year, the average tenure of our non-executive directors will be 8.5 years. Reflecting our nominees’ qualifications as well as our governance and board structure, ISS and Glass Lewis, the two leading proxy advisory firms, have recommended shareholders vote FOR all our nominees.

Considering Seacoast’s business and share price performance as well as CapGen’s contribution to and support of our strategy through the board seat that CapGen had for five years, we find the timing of your letter puzzling. We can only conclude that it reflects CapGen’s short-term considerations, specifically given our understanding that the fund in which CapGen holds its investment in Seacoast will terminate in the near-term.

Seacoast’s Board of Directors and management view 2015 as an inflection point in the implementation of our strategic vision for Seacoast. Last year we delivered our best performance since the financial crisis of 2008 while continuing to invest in the future of our franchise, driving significant progress in the transformation of our company. We have held a number of meetings in Stuart to show investors how the execution of our strategy and depth of our management team have created, and will continue to create, shareholder value. If you have questions about our continued ability to increase shareholder value, we urge you to visit us.

In the time since CapGen first invested in Seacoast, Seacoast has delivered exceptional returns for you and all other shareholders, and the Board strongly believes that we will be able to continue to achieve robust earnings growth and shareholder value creation on a present value basis.

Sincerely,

/s/ Dennis Hudson III

Dennis Hudson III

Chairman, President and CEO

Seacoast Banking Corporation of Florida

cc: Seacoast Banking Corporation of Florida Board of Directors

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Cautionary Notice Regarding Forward-Looking Statements

This communication contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, or expect to acquire, as well as statements with respect to Seacoast's objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "support", "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "further," "point to," "project," "could," "intend" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2015, under "Special Cautionary Notice Regarding Forward-looking Statements" and "Risk Factors", and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at http://www.sec.gov.

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Additional Information and Where to Find It

Seacoast, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Seacoast’s shareholders in connection with its 2016 Annual Meeting of Shareholders (the “2016 Annual Meeting”). Shareholders may obtain information regarding the names, affiliations and interests of such individuals in Seacoast’s definitive proxy statement, filed with the SEC on April 7, 2016. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and, to the extent applicable, will be updated in other materials to be filed with the SEC in connection with the 2016 Annual Meeting.

Seacoast has filed a definitive proxy statement in connection with the 2016 Annual Meeting. SEACOAST SHAREHOLDERS ARE STRONGLY URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND OTHER RELEVANT DOCUMENTS FILED BY SEACOAST WITH THE SEC IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement and an accompanying proxy card are, along with other relevant documents, available at no charge on the SEC’s website at www.sec.gov. Copies of these documents will also be available free of charge from Seacoast by directing a request to Seacoast Banking Corporation of Florida, c/o Corporate Secretary, P.O. Box 9012, Stuart, Florida 34995.

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